NOVEN SIGNS LICENSE AND SUPPLY AGREEMENTS WITH
PROCTER & GAMBLE PHARMACEUTICALS FOR PATCHES TO TREAT HSDD

Miami, FL – August 20, 2008 - Noven Pharmaceuticals, Inc. (NASDAQ: NOVN) today announced that it has entered into global license and supply agreements with Procter & Gamble Pharmaceuticals, Inc. (“P&GP”), a subsidiary of The Procter & Gamble Company, relating to the development and commercialization of prescription transdermal patches for the treatment of Hypoactive Sexual Desire Disorder (“HSDD”) in women.

Under the agreements, Noven granted P&GP an exclusive worldwide license to a testosterone patch for the treatment of HSDD in women, as well as potential next-generation patches in the same therapeutic category. The agreements provide for payment to Noven of royalties and manufacturing fees, as well as development and sales milestones, relating to the licensed products. P&GP will fund any clinical development costs and will be responsible for any regulatory filings and marketing applications associated with the licensed products, as applicable.

Noven successfully formulated the licensed testosterone patch utilizing its patented DOT Matrix® transdermal delivery technology pursuant to a development agreement between Noven and P&GP established in 2003. Peter Brandt, Noven’s President & Chief Executive Officer, said: “We are excited to be advancing our collaboration with one of the world’s best-regarded companies to bring advanced DOT Matrix® patches to women suffering from HSDD.”

About HSDD
HSDD is the medical term for low sexual desire that results in personal distress for the patient, and it is believed to be the most common form of female sexual dysfunction. Currently, there are no products approved by the Food and Drug Administration to treat HSDD in the U.S. In certain countries outside the U.S., P&GP markets and sells a testosterone patch called Intrinsa® for the treatment of HSDD in certain patient populations.

About DOT Matrix®
Noven’s patented DOT Matrix® transdermal drug delivery platform is a highly-efficient class of diffusion-based drug-in-adhesive patch technology that can often deliver more drug through a smaller patch area than competitive patches, without using irritating skin permeation enhancers, and without compromising adhesion. Several commercialized products utilize Noven’s DOT Matrix® technology, including Vivelle-Dot®, CombiPatch® and Daytrana®.

About Noven
Noven Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the research, development, manufacture, marketing and sale of prescription pharmaceutical products. Noven’s business and operations are focused in three principal areas – transdermal drug delivery, the Novogyne joint venture, and Noven Therapeutics, Noven’s specialty pharmaceutical unit.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. Statements that are not historical facts, including statements that are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Noven’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Noven’s current perspective on existing trends and information. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the current expectations of Noven and are subject to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond Noven’s control.

While not necessarily listed in order of priority or probability, these risks and uncertainties include, but are not limited to: the possibility that the products may not be successfully developed; uncertainties related to any clinical trials, the possibility that even if successfully developed, regulatory authorities, including the FDA, may not approve any of the products on a timely basis or at all; the possibility that P&GP may elect not to commercialize any of the products, even if such products are successfully developed and approved; the possibility that Noven may experience difficulties in manufacturing or supplying any of the products to specification on a commercial scale; the possibility that patent or other strategies could delay or prevent any launch of the products; the possibility that Noven will not achieve the development and sales milestones under the Agreements; the impact of competitive responses to any sales, marketing and strategic efforts relating to the products; and the risk that P&GP may have priorities that are different from or conflict with Noven’s, which may adversely impact P&GP’s ability or willingness to advance any development or commercialization activities related to the products.

For additional information regarding these and other risks associated with Noven’s business, readers should refer to Noven’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as other reports filed from time to time with the Securities and Exchange Commission. Unless required by law, Noven undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Joseph C. Jones
Vice President – Corporate Affairs
(305) 253-1916

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